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    _______________________________________________________________________

                                UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

              _____________________________________________________

                                  FORM 8-K

                               CURRENT REPORT
      Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



               Date of Report (date of earliest event reported):
                                 July 1, 1998
                       __________________________________


                               SHELL OIL COMPANY
              (Exact name of Registrant as specified in its Charter)






       Delaware                    1-2475                  13-1299890
(State of Incorporation) (Commission File Number) (IRS Employer I.D. Number)



                      One Shell Plaza, Houston, Texas  77002
           (Address of principal executive offices, including ZIP code)


                               (713) 241-6161
              (Registrant's telephone number, including area code)



    _______________________________________________________________________



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Item 5.  Other Events

    On July 1, 1998 Shell Oil, Texaco Inc. (Texaco) and Saudi Arabian Oil Company (Saudi Aramco) jointly announced the formation and operational start-up of Motiva Enterprises LLC (Motiva), a joint venture combining major elements of the three companies' eastern and Gulf Coast U.S. refining and marketing businesses including assets previously held by Star Enterprise, a partnership of corporate affiliates of Texaco and Saudi Aramco. Shell Oil has 35 percent ownership of Motiva, and Texaco and Saudi Refining,Inc., a corporate affiliate of Saudi Aramco, each have 32.5 percent ownership of the company (such ownership to be subject to adjustment in the future based on the performance of the assets.)

    Shell Oil issued a press release on the same date entitled "Shell, Texaco and Saudi Aramco Announce Formation and Operational Start-Up of Motiva Enterprises." This press release contains additional information regarding Motiva and certain service companies to be formed by Motiva and Equilon Enterprises Inc. ("Equilon"), a separate joint venture formed in January of this year owned by Shell and Texaco. A copy of such press release is attached hereto as Exhibit 99.1 and made a part hereof.

    The exploration, production and chemical businesses of Shell Oil, Texaco and Saudi Aramco are not included in either Motiva or Equilon.


Item 7.  Financial Statements and Exhibits.

(c)  Exhibits
    99.1 Copy of press release issued by Shell Oil dated July 1, 1998, entitled "Shell, Texaco and Saudi Aramco Announce Formation and Operational Start-Up of Motiva Enterprises."



                                  Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           SHELL OIL COMPANY



                                          By:  /s/ S. J. Paul
                                             _____________________
                                                   S. J. Paul
                                             Assistant Corporate Secretary


Date:  July 1, 1998